Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On March 30, 2026, Repay Holdings Corporation (“the Company” or “REPAY”) entered into a Stock Purchase Agreement (the “KUBRA Purchase Agreement”) with Hearst KUBRA Holdings, Inc., a Delaware corporation, KUBRA Holdings, Inc., a Delaware corporation (“KUBRA US”), and KUBRA Data Transfer Ltd., an Ontario corporation (“KUBRA Canada” and, together with KUBRA US, “KUBRA”), pursuant to which the Company agreed to acquire all of the issued and outstanding capital stock of KUBRA (the “KUBRA Acquisition”). The KUBRA Acquisition closed on June 1, 2026.

Under the terms of the KUBRA Purchase Agreement, REPAY paid aggregate cash consideration of approximately $354.1 million at closing, subject to customary post-closing adjustments. The Company financed the KUBRA Acquisition through a combination of cash on hand and borrowings under a new term loan facility in an aggregate principal amount of $500 million.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2026 combines the historical condensed consolidated balance sheet of REPAY as of March 31, 2026 and the historical condensed combined and consolidated balance sheet of KUBRA as of March 31, 2026, giving effect to the KUBRA Acquisition as described below on a pro forma basis as if it had been completed on March 31, 2026. The following unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2026 and the year ended December 31, 2025 combine the historical condensed consolidated statement of operations of REPAY for the three months ended March 31, 2026 and the year ended December 31, 2025 with the historical condensed combined and consolidated statement of operations of KUBRA for the same periods, giving effect to the KUBRA Acquisition as described on a pro forma basis as if it had been completed on January 1, 2025. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes and (i) the historical audited consolidated financial statements of REPAY as of and for the year ended December 31, 2025 included in REPAY’s Annual Report on Form 10-K, (ii) the historical unaudited condensed consolidated financial statements of REPAY as of and for the three months ended March 31, 2026 included in REPAY’s Quarterly Report on Form 10-Q, and (iii) the historical financial statements of KUBRA and accompanying notes, which are included elsewhere in this Current Report on Form 8-K.

The historical financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are related and/or directly attributable to the KUBRA Acquisition. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the Company upon completion of the KUBRA Acquisition. The pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements and described in the notes thereto reflect, among other things, the completion of the KUBRA Acquisition on the dates indicated, as further described in Note 5.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting under the provisions of ASC 805, Business Combinations (“ASC 805”) on the basis of REPAY as the accounting acquirer. Accordingly, the purchase price is allocated to the underlying assets acquired and liabilities assumed based on their estimated fair values as of the closing of the KUBRA Acquisition, with any excess purchase price allocated to goodwill. REPAY has completed a preliminary valuation necessary to estimate the fair value of the assets acquired and the liabilities assumed and, accordingly, the amounts recorded to reflect the assets acquired and liabilities assumed at fair value reflect the best estimates of REPAY based on the information currently available and are subject to change once additional analyses, including a transfer pricing study, are completed within the measurement period.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the KUBRA Acquisition occurred on the dates indicated or the future results that the Company will experience. The unaudited pro forma condensed combined financial information is not necessarily indicative of results for periods after March 31, 2026.

In addition, the pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial statements.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2026 (UNAUDITED)

($ in thousands)	REPAY Historical	KUBRA Historical		Adjustments		Combined Pro Forma

Assets
Cash and cash equivalents	$43,770	$6,312		$6,553	(a)	$56,635
Current restricted cash	31,219	—		—		31,219
Accounts receivable	36,608	34,835		—		71,443
Inventories	—	2,441		—		2,441
Prepaid expenses and other	19,414	6,744	(1)	—		26,158
Total current assets	131,011	50,332		6,553		187,897
Property, plant and equipment, net	1,153	4,683		—		5,836
Noncurrent restricted cash	11,820	—		—		11,820
Intangible assets, net	338,344	141,893	(2)	95,107	(b)	575,344
Goodwill	474,512	162,458		15,210	(c)	652,180
Operating lease right-of-use (“ROU”) assets, net	8,239	6,019		3,751	(d)	18,010
Deferred tax assets	170,995	—		—		170,995
Other assets	4,729	19	(3)	—		4,748
Total noncurrent assets	1,009,792	315,073		114,068		1,438,933
Total assets	$1,140,803	$365,405		$120,622		$1,626,829

Liabilities
Accounts payable	$23,932	17,510	(4)	—		41,442
Related party payable	—	12,540	(5)	(12,540)	(e)	—
Accrued expenses	46,890	21,590	(4)	—		68,480
Current operating lease liabilities	1,455	2,990		692	(f)	5,137
Current finance lease liabilities	—	—		191	(g)	191
Deferred revenue	—	13,146	(6)	—		13,146
Other current liabilities	954	—		—		954
Total current liabilities	73,231	67,776		(11,658)		129,349
Long-term debt, net of current maturities	390,592	—		360,628	(h)	751,220
Noncurrent operating lease liabilities	8,226	3,332		2,776	(i)	14,334
Noncurrent finance lease liabilities	—	1,144		(183)	(j)	961
Noncurrent deferred revenue	—	1,661	(6)	—		1,661
Tax receivable agreement, net of current portion	191,803	—		—		191,803
Deferred tax liability	—	32,098		28,452	(k)	60,550
Other liabilities	1,688	—		—		1,688
Total noncurrent liabilities	592,309	38,235		391,674		1,022,217
Total liabilities	$665,540	$106,010		$380,016		$1,151,566

Stockholders’ equity
Class A common stock, $0.0001 par value; 2,000,000,000 shares authorized; 96,174,655 issued and 82,798,766 outstanding as of March 31, 2026	$8	4	(7)	(4)	(l)	$8
Class V common stock, $0.0001 par value; 1,000 shares authorized and 100 shares issued and outstanding	—	—		—		—
Treasury stock, 13,375,889 shares repurchased as of March 31, 2026	(92,025)	—		—		(92,025)
Additional paid-in capital	1,170,507	151,116		(151,116)	(l)	1,170,507
Accumulated other comprehensive (loss) income	—	7,520		(7,520)	(l)	—
Accumulated deficit	(600,490)	100,755	(8)	(100,755)	(l)	(600,490)
Total stockholders’ equity	$478,000	$259,394		$(259,394)		$478,000
Equity attributable to non-controlling interests	(2,737)	—		—		(2,737)
Total liabilities and stockholders’ equity	$1,140,803	$365,405		$120,622		$1,626,829

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2026 (UNAUDITED)

($ in thousands, except per share data)	REPAY Historical	KUBRA Historical	Adjustments		Combined Pro Forma

Revenue	$80,794	$65,103	$(4,369)	(m)	$141,528
Operating Expenses
Other costs of services	19,307	34,268	(4,369)	(m)	49,207
Selling, general and administrative	35,954	21,829			57,783
Depreciation and amortization	25,540	6,063	2,778	(n)	34,381
Total operating expenses	80,801	62,160	(2,024)		141,370
(Loss) income from operations	(7)	2,942	(2,344)		158
Other (expense) income
Interest income	415	—	—		415
Interest expense	(3,844)	(125)	(11,524)	(o)	(15,493)
Gain (loss) on extinguishment of debt	—	—	—		—
Change in fair value of tax receivable liability	(4,563)	—	—		(4,563)
Other income (loss), net	(2)	(231)	—		(233)
Total other (expense) income	(7,994)	(356)	(11,524)		(19,874)
(Loss) income before income tax expense	(8,001)	2,587	(13,868)		(19,716)
Income tax benefit (expense)	(2,033)	(703)	2,905	(p)	168
Net (loss) income	$(10,034)	$1,884	$(11,397)		$(19,547)
Less: Net (loss) income attributable to non-controlling interests	(94)	—	(653)	(q)	(747)
Net (loss) income attributable to the Company	$(9,940)	$1,884	$(10,744)		$(18,800)

Loss per Class A share:
Basic and diluted	$(0.12)				$(0.23)
Weighted-average shares outstanding:
Basic and diluted	82,517,843				82,517,843

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025 (UNAUDITED)

($ in thousands, except per share data)	REPAY Historical	KUBRA Historical	Adjustments		Combined Pro Forma

Revenue	$309,261	$246,624	$(7,776)	(m)	$548,108
Operating Expenses
Other costs of services	77,243	133,443	(7,776)	(m)	202,910
Selling, general and administrative	142,006	83,869			225,875
Depreciation and amortization	102,046	14,223	11,110	(n)	127,379
Impairment loss	242,688	—	—		242,688
Total operating expenses	563,983	231,535	3,334		798,852
(Loss) income from operations	(254,722)	15,089	(11,110)		(250,744)
Other (expense) income
Interest income	4,061	—	—		4,061
Interest expense	(13,947)	(911)	(53,174)	(o)	(68,032)
Gain (loss) on extinguishment of debt	1,374	—	—		1,374
Change in fair value of tax receivable liability	(13,507)	—	—		(13,507)
Other income (loss), net	(216)	(6)	—		(222)
Total other (expense) income	(22,235)	(918)	(53,174)		(76,326)
(Loss) income before income tax expense	(276,957)	14,172	(64,284)		(327,070)
Income tax benefit (expense)	5,869	(3,366)	13,950	(p)	16,453
Net (loss) income	$(271,088)	$10,805	$(50,334)		$(310,617)
Less: Net (loss) income attributable to non-controlling interests	(14,364)	—	(2,834)	(q)	(17,198)
Net (loss) income attributable to the Company	$(256,724)	$10,805	$(47,500)		$(293,419)

Loss per Class A share:
Basic and diluted	$(3.00)				$(3.43)
Weighted-average shares outstanding:
Basic and diluted	85,558,300				85,558,300

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Acquisition and Basis of Presentation

Description of the Acquisition

On June 1, 2026, the Company acquired all of the issued and outstanding capital stock of KUBRA, pursuant to the KUBRA Purchase Agreement. Following the KUBRA Acquisition, KUBRA became an indirect subsidiary of the Company, consistent with the treatment of other Company operating companies. Under the terms of the KUBRA Purchase Agreement, REPAY paid aggregate cash consideration at closing of approximately $354.1 million, subject to customary post-closing adjustments, funded through a combination of cash on hand and borrowings under a new $500 million term loan facility.

KUBRA, headquartered in Mississauga, Ontario, with additional offices in Piscataway, New Jersey, Coppell, Texas, Gardena, California and Tempe, Arizona, is a provider of customer experience management solutions, including billing and payments, alerts and preference management, artificial intelligence solutions, mobile apps, and utility mapping solutions, to utility, government, and insurance entities primarily in the United States and Canada.

Basis of Presentation

KUBRA constitutes a business, with inputs, processes, and outputs. Accordingly, the KUBRA Acquisition constitutes the acquisition of a business for purposes of ASC 805, and due to the change in control, is accounted for using the acquisition method.

Under the acquisition method, the acquisition date fair value of the gross consideration paid by REPAY to close the KUBRA Acquisition was allocated to the assets acquired and the liabilities assumed based on their estimated fair values. Management has made significant estimates and assumptions in determining the preliminary allocation of the gross consideration transferred in the unaudited pro forma condensed combined financial information. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the KUBRA Acquisition are based on certain currently available information and certain assumptions and methodologies that REPAY believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments may be revised as additional information becomes available and alternative valuation methodologies are evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. REPAY believes that its assumptions and methodologies will provide a reasonable basis for presenting all the significant effects of the KUBRA Acquisition contemplated based on information available to management at the time and that the pro forma adjustments will give appropriate effect to those assumptions and will be properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the KUBRA Acquisition taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company. They should be read in conjunction with the historical financial statements and notes thereto of REPAY and KUBRA.

2. Accounting Policies

The Company has performed a review of KUBRA’s accounting policies. As a result of the KUBRA Acquisition, the Company adopted accounting policies for inventories (accounted for using the first-in, first-out method and valued at the lower of cost or net realizable value) and for finance leases of production equipment (accounted for in accordance with ASC 842, Leases), in addition to REPAY’s existing accounting policies. Management may identify additional differences between the accounting methodologies of REPAY and KUBRA as its review continues, which, when conformed, could have a material impact on the financial statements of the Company. As such, the unaudited pro forma condensed combined financial information does not include comprehensive adjustments for accounting policy differences.

3. Estimated Preliminary Purchase Price Allocation

The preliminary allocation of the purchase price to the fair value of KUBRA’s assets acquired and liabilities assumed, based on their estimated fair values as of the June 1, 2026 closing date of the KUBRA Acquisition, is presented below. REPAY has completed a preliminary valuation necessary to estimate the fair value of the assets acquired and the liabilities assumed and, accordingly, the amounts recorded to reflect the assets acquired and liabilities assumed at fair value reflect the best estimates of REPAY based on the information currently available and are subject to change once additional analyses, including a transfer pricing study with respect to KUBRA’s U.S. and Canadian legal entities, are completed within the measurement period. The preliminary purchase price allocation presented below reflects the KUBRA Acquisition as of its actual closing date. For purposes of the accompanying unaudited pro forma condensed combined balance sheet, the pro forma adjustments described in Note 5 present this information as if the KUBRA Acquisition had closed on March 31, 2026; as a result, the fair value estimates reflected in the Note 5 pro forma adjustments may differ from the amounts presented below due to changes in KUBRA’s assets and liabilities between March 31, 2026 and the June 1, 2026 closing date.

Purchase Price

($ in thousands)
Cash consideration	$354,075
Total purchase price	$354,075

Preliminary Purchase Price Allocation

($ in thousands)
Cash and cash equivalents	$5,924
Accounts receivable	28,105
Other receivable	1,648
Prepaid expenses and other current assets	9,177
Total current assets	44,854
Property, plant and equipment, net	2,274
Operating lease right-of-use assets, net	10,760
Identifiable intangible assets	237,000
Total identifiable assets acquired	294,888
Accounts payable	(17,433)
Accrued expenses and other liabilities	(29,644)
Operating lease liabilities	(10,760)
Deferred tax liabilities	(60,549)
Net identifiable assets acquired	176,502
Goodwill	177,573
Total purchase price	$354,075

Intangible Assets. Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The trade names intangible asset represents the KUBRA trade names, which was valued using the relief-from-royalty method. The developed technology intangible asset represents the software developed by KUBRA employees and contractors for the purpose of generating income for KUBRA, valued using the relief-from-royalty method. The client relationships intangible asset represents the existing customer relationships, valued using a discounted cash flow model using projected sales growth and customer attrition.

Identifiable intangible assets	Fair Value (in thousands)	Useful life (in years)
Client relationships	$225,000	10
Developed technology	8,500	3
Trade names	3,500	Indefinite
Total	$237,000

Goodwill. Approximately $177.6 million of the purchase price has been allocated to goodwill, of which $0 is expected to be deductible for tax purposes. Goodwill represents the excess of the gross consideration transferred over the fair value of the underlying net tangible and identifiable definite-lived intangible assets acquired. Goodwill was allocated 100% to the Company’s Consumer Payments segment. Qualitative factors that contribute to the recognition of goodwill include certain intangible assets that are not recognized as separate identifiable intangible assets apart from goodwill.

Intangible assets not recognized apart from goodwill consist primarily of the strong market position and the assembled workforce of KUBRA.

In accordance with ASC 350, Goodwill and Other Intangible Assets, goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event management of the Company determines that the value of goodwill has become impaired, an accounting charge for impairment during the quarter in which the determination is made may be recognized.

4. Reclassifications of KUBRA’s Financial Statements

Certain historical financial information of KUBRA has been reclassified, and certain of REPAY’s historical financial statement captions have been presented on a combined basis, to conform to the presentation used in these unaudited pro forma condensed combined financial statements. These reclassifications include:

Unaudited Pro Forma Condensed Combined Balance Sheet ($ in thousands)

(1) The reclassification of $1,148 of KUBRA income tax receivable to prepaid expenses and other. KUBRA’s inventories of $2,441 are presented within a separate inventories caption, which REPAY does not otherwise report.

(2) The combination of REPAY’s $338,344 intangible assets, net (as reported on a combined basis in REPAY’s Condensed Consolidated Balance Sheets) and $141,893 of KUBRA capitalized software development costs, net and intangible assets, net (previously reported by KUBRA in two separate captions) into a single intangible assets, net caption.

(3) The reclassification of $19 of KUBRA security investment to other assets.

(4) The reclassification of $17,510 of KUBRA accounts payable and accrued expenses to accounts payable, and the reclassification of $16,558 of KUBRA customer deposits and $5,032 of KUBRA due to related party, totaling $21,590, to accrued expenses.

(5) The reclassification of $12,540 of KUBRA intercompany note payable to Hearst to related party payable.

(6) Represents KUBRA’s deferred revenue of $14,807, which KUBRA reports within a single caption and which has not been reclassified.

(7) The reclassification of $4 of KUBRA common stock to Class A common stock.

(8) The presentation of $100,755 of KUBRA retained earnings within accumulated deficit; this amount represents retained earnings and not an accumulated deficit.

Unaudited Pro Forma Condensed Combined Statement of Operations ($ in thousands)

KUBRA’s historical statements of operations present cost of revenue, research and development, sales and marketing, and general and administrative expenses on a combined basis, without separately stating depreciation and amortization. To conform to REPAY’s presentation, KUBRA’s cost of revenue is reclassified to other costs of services and KUBRA’s research and development, sales and marketing, and general and administrative expenses are reclassified to selling, general and administrative, in each case with depreciation and amortization separately stated. For the three months ended March 31, 2026, $6,063 of KUBRA depreciation and amortization (comprising $630 of property and equipment depreciation, $1,877 of capitalized software amortization, and $3,556 of intangible asset amortization) was reclassified out of KUBRA’s combined research and development, sales and marketing, and general and administrative expenses, resulting in selling, general and administrative expenses of $21,829 and other costs of services of $34,268. For the year ended December 31, 2025, $14,223 of KUBRA depreciation and amortization was reclassified out of KUBRA’s selling, general and administrative, comprising entirely of intangible asset amortization, resulting in other costs of services of $133,443 and selling, general and administrative expenses of $83,869. KUBRA’s foreign exchange loss and other expense, totaling $231 for the three months ended March 31, 2026 and $6, net, for the year ended December 31, 2025, were reclassified to other loss.

5. Pro Forma Adjustments

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the KUBRA Acquisition and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are directly attributable to the KUBRA Acquisition.

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet ($ in thousands)

(a) Represents the net increase in cash and cash equivalents resulting from (i) $360,628 of net proceeds borrowed under the Company’s new term loan facility to fund the KUBRA Acquisition, net of debt issuance costs, less (ii) the payment of $354,075 of cash consideration to the sellers of KUBRA.

(b) Reflects the adjustment of KUBRA’s historical intangible assets to their estimated fair value of $237,000, comprising client relationships, developed technology, and trade names, resulting in an increase of $95,107 over KUBRA’s carrying value of

$141,893. The fair value of identifiable intangible assets is determined primarily using the “income approach,” which requires a forecast of all of the expected future cash flows.

These preliminary estimates of fair value and estimated useful lives could differ from final amounts the Company will calculate after completing a detailed valuation analysis, and the difference could have a material impact on the accompanying unaudited pro forma condensed combined financial statements.

(c) Reflects the adjustment of KUBRA’s goodwill to its estimated fair value of $177,668, an increase of $15,210 over KUBRA’s carrying value of $162,458, representing the excess of the estimated purchase price over the fair value of the underlying identifiable net assets acquired.

($ in thousands)
Intangible assets, net – carrying value	$141,893
Intangible assets, net – fair value	237,000
Pro forma adjustment to intangible assets, net	$95,107

($ in thousands)
Goodwill – carrying value	$162,458
Goodwill – fair value	177,668
Pro forma adjustment to Goodwill	$15,210

(d) Represents the adjustment of KUBRA’s operating lease right-of-use assets to their estimated fair value in connection with the KUBRA Acquisition.

(e) Represents the elimination of $12,540 of KUBRA’s intercompany note payable to Hearst, which was settled in connection with the closing of the KUBRA Acquisition and is not an obligation of the combined company.

(f) Represents the adjustment of KUBRA’s current operating lease liabilities to their estimated fair value in connection with the KUBRA Acquisition.

(g) Represents the adjustment of KUBRA’s current finance lease liabilities in connection with the reassessment of certain of KUBRA’s leases upon the closing of the KUBRA Acquisition, in accordance with ASC 842, Leases.

(h) Represents the incremental borrowings of $360,628, net of debt issuance costs, under the Company’s new term loan facility used to fund a portion of the cash consideration paid in the KUBRA Acquisition.

(i) Represents the adjustment of KUBRA’s noncurrent operating lease liabilities to their estimated fair value in connection with the KUBRA Acquisition.

(j) Represents the adjustment of KUBRA’s noncurrent finance lease liabilities in connection with the reassessment of certain of KUBRA’s leases upon the closing of the KUBRA Acquisition, in accordance with ASC 842, Leases.

(k) Reflects the adjustment of KUBRA’s historical deferred tax liability to its estimated fair value of $60,550, an increase of $28,452 over KUBRA’s carrying value of $32,098, reflecting the estimated tax effect of the book-to-tax basis differences arising from the KUBRA Acquisition.

($ in thousands)
Deferred tax liability – carrying value	$32,098
Deferred tax liability – fair value	60,549
Pro forma adjustment to Deferred tax liability	$28,452

(l) Represents the elimination of KUBRA’s historical stockholders’ equity, comprising common stock of $4, additional paid-in capital of $151,116, accumulated other comprehensive income of $7,520, and retained earnings of $100,755, in connection with the application of the acquisition method of accounting.

Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations ($ in thousands)

(m) Represents the pro forma adjustment to conform KUBRA’s historical revenue and cost of services to REPAY’s revenue recognition accounting policy, resulting in a decrease to both revenue and other costs of services of $4,369 and $7,776 for the three months ended March 31, 2026 and the year ended December 31, 2025, respectively, with no impact on income from operations.

(n) Represents the incremental amortization expense related to the new fair value of KUBRA’s intangible assets at the closing of the KUBRA Acquisition, as follows:

For the three months ended March 31, 2026

($ in thousands)	Client Relationships	Developed Technology	Trade Names
Fair value at the closing of the Acquisition	$225,000	$8,500	$3,500
Useful life (years)	10	3	Indefinite
Amortization expense through March 31, 2026	5,625	708	—
KUBRA historical amortization expense	3,231	—	325
Pro forma adjustment to depreciation and amortization	$2,394	$708	$(325)

For the year ended December 31, 2025

($ in thousands)	Client Relationships	Developed Technology	Trade Names
Fair value at the closing of the Acquisition	$225,000	$8,500	$3,500
Useful life (years)	10	3	Indefinite
Amortization expense through December 31, 2025	22,500	2,833	—
KUBRA historical amortization expense	12,923	—	1,300
Pro forma adjustment to depreciation and amortization	$9,577	$2,833	$(1,300)

(o) Represents the pro forma adjustment to interest expense, reflecting the incurrence of $13,559 and $54,085 of interest expense on the Company’s new term loan facility for the three months ended March 31, 2026 and the year ended December 31, 2025, respectively, net of the reversal of $1,910 and $0 of REPAY’s historical interest expense on its existing credit facility and $125 and $911 of KUBRA’s historical interest expense on its intercompany note payable to Hearst, in each case for the same respective periods.

(p) Represents the income tax effect of the pro forma adjustments, calculated using the estimated statutory tax rate applicable to the combined company.

(q) Represents the pro forma adjustment to net (loss) income attributable to non-controlling interests, calculated based on the non-controlling interests’ ownership percentage applied to the pro forma adjustments.